Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-199966

Dated November 2, 2015

Equity

MLP

JPMorgan Alerian MLP Index ETN

Overview Performance Underlying Index Yield

Jump To: Footnote | Key Features | Disclaimer

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Related Documents

- Daily Report
- Fact Sheet
- Pricing Supplement

Alerian MLP Index Exchange Traded Notes ("ETNs") provide investors a way to gain exposure to midstream energy MLPs. The ETNs pay a variable quarterly coupon linked to the cash distributions paid on the MLPs in the index, less accrued tracking fees[1]. The ETN coupons are reported on Form 1099s and therefore eliminate the administrative burden associated with K-1 forms. Investors can trade the ETNs on the NYSE, Arca exchange or receive a cash payment at the scheduled maturity or upon early repurchase[2], based on the performance of the index less accrued tracking fees and, if applicable, the repurchase fee. The ETNs are senior, unsecured obligations of JPMorgan Chase & Co.

ETN Size Limitation

The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to the indicative note value. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. We issued the remaining 11,050,000 ETNs authorized for issuance on June 19, 2012.

ETN Detail		ETN Market Data	
Ticker	**AMJ**	As of Date	**Oct 30 2015**
Underlying Index	**Alerian MLP Index**	Closing Price[5]	**33.20**
Underlying Ticker	**AMZ**	High Price[6]	**33.70**
Issuer	**JPMorgan Chase & Co.**	Low Price[7]	**32.47**
Tracking Fee	**0.85% p.a.**	Closing Intrinsic Note Value[3,8]	**33.27**
Coupons[4]	**Quarterly,Variable**	Current Volume (# Notes)[9]	**2,892,399**
Maturity Date	**May 24 2024**	Average Volume (# Notes)[10]	**2,990,202**
Inception Date	**Apr 02 2009**	Market Capitalization[11]	**$4,116,800,000**
Primary Exchange	**NYSE Arca**	Maximum Market Capitalization[12]	**$4,282,800,000**
CUSIP	**46625H365**		

Please review the Footnotes for explanation of the identified terms above

Returns, Standard Deviation and Correlation View Chart

Underlying Index	3 Month Return	1 Yr Return	3 Yr Return Annualized	Standard Deviation	Correlation
Alerian MLP Index	-12.67%	-29.91%	-0.88%	20.02%	1.00
S&P 500 Index	-0.85%	6.43%	15.81%	12.68%	0.50
S&P 500 Utilities Index	1.44%	-0.26%	10.41%	14.35%	0.30
S&P GSCI Index	-7.12%	-38.13%	-18.74%	17.44%	0.39

Please review note 13 in the footnotes below

Footnote

1. The "Accrued Tracking Fee" for a given coupon period, as more fully described in the relevant market making supplement, represents an amount equal to the Tracking Fee of 0.85% per annum accrued for that coupon period multiplied by the Daily Note Value[13] on the Index Business Day prior to the date of determination, plus the aggregate amounts, if any, by which the previous Accrued Tracking Fees have exceeded the cash distributions, if any, made by the underlying MLPs.

2. Investors may request on a weekly basis that the Issuer repurchase a minimum of 50,000 notes prior to the maturity date, subject to the procedures described in the relevant market making supplement. Early repurchases will be subject to a **Repurchase Fee of 0.125%**, as further described in the relevant market making supplement.

3. The intraday intrinsic note value of the ETNs (the "IIV") is meant to approximate the intrinsic economic value of an ETN. The IIV calculation will be provided for reference purposes only. It is not intended as a price or quotation, and may not be equal to the payment at maturity or upon early repurchase. ETN Investors should always consult their advisors before purchasing or selling the ETNs, particularly if the ETNs are trading at a premium over the IIV. Please see the relevant market making supplement for details.

4. The coupons are based on the cash distributions, if any, paid on the underlying MLPs, less the Accrued Tracking Fee. The coupons are variable and may be zero.

5. The Closing Price means the last trade reported as of the date shown above.

6. The High Price means the highest trade reported on the date shown above.

7. The Low Price means the lowest trade reported on the date shown above.

8. The Closing Intrinsic Value is the last level calculated for the intraday Intrinsic note value on the date shown above. Please see footnote[3] above for further information on the intraday Intrinsic note value of the ETNs.

Current Volume means the number of the ETNs traded across all exchanges on the date shown above. The liquidity of the market for the ETNs may vary materially over time. This does not include ETNs held by JPMorgan Chase & Co. or any of its affiliates. Average Volume (or Daily Average Trading Volume) means the average number of the ETNs traded across all exchanges over the 50 trading day period ending on the date shown above. The liquidity of the market for the ETNs may vary materially over time. Market Capitalization means the product of (i) the Closing Price of the ETNs on the date shown above and (ii) the total number of ETNs that have been issued, including any held by JPMorgan Chase & Co. or one of its affiliates. Maximum Market Capitalization means the product of (1) the closing price of the ETNs on the date shown above and (2) 129 million which is the maximum number of ETNs authorized for issuance. The Daily Note Value reflects the cumulative performance of the VWAP level of the index since April 1, 2009. Sources: Reuters, JPMorgan. The values are calculated as of the date shown above. The returns indicated reflect the percentage change over the specified period ending on the date shown above, and are annualized where indicated. The standard deviation and correlation are IMAGE OMITTED based on daily logarithmic returns over the past 3 years. Compared to arithmetic returns, logarithmic returns are lower for positive returns and have higher magnitude for negative returns. However, for small return calculations, such as the daily returns set forth in the charts above, the difference is expected to be minimal. The returns, standard deviations and correlations are provided for informational purposes only. Correlation refers to correlation of the relevant index to the Alerian MLP Index. The returns are total returns for all the indices which reflect the performance of each index, including dividends, but do not include the Tracking Fee, the repurchase fee or any transaction costs or expenses. Historical performance of the underlying Index is not indicative of future performance of the underlying Index or the ETNs. There is no guarantee that the Index or the ETNs will outperform any investment strategy. 15. Sources: Reuters, JPMorgan. As of the date shown above. Each of these indices was calculated based on a level for such index set equal to 100 on the date specified as the beginning of the "custom time period" selected above. Historical performance of the underlying Index is not indicative of future performance of the underlying Index or the ETNs. Fluctuations in the Index may be more or less than that for the value of the ETNs. All returns displayed above reflect the index performance including dividends, and are calculated without deducting the Accrued Tracking Fee, repurchase fee or any applicable transaction fees. There is no guarantee that the Index or the ETNs will outperform any alternative investment strategy. Your payment at maturity or upon early repurchase of the ETNs, as more fully described in the relevant pricing supplement, is based on the VWAP Level of the Alerian MLP Index which excludes dividends. The VWAP Level of the Index will most likely differ from its closing level. Back to Top Key Features Main Benefits: IMAGE OMITTED Exposure to a portfolio of energy MLPs through a single investment. IMAGE OMITTED Quarterly coupons based on the cash distributions, if any, paid on the MLPs in the Index, less fees. IMAGE OMITTED No K- 1 forms will be received by investors as a result of their investment in the ETNs. The coupons are reported as ordinary income on Form 1099. IMAGE OMITTED The ETNs trade on the NYSE, Arca. IMAGE OMITTED There is no leverage to the MLPs in the ETN performance. Main Risks: IMAGE OMITTED An investment in the ETNs may result in a loss. IMAGE OMITTED The ETNs are exposed to the credit risk of JPMorgan Chase & Co. IMAGE OMITTED The ETNs may not have an active trading market and may not continue to be listed over their term IMAGE OMITTED The Intraday Intrinsic Value and Daily Note Value are not the same as the closing price or any other trading price of the notes in the secondary market. IMAGE OMITTED The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to its IIV. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. ETN investors should always consult their advisors before purchasing or selling ETNs, particularly ETNs trading at a premium over their IIV. IMAGE OMITTED The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index; and not on the closing level of the Index and not to the published intraday Intrinsic NoteValue. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV or any trading price on the secondary market. IMAGE OMITTED The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase. IMAGE OMITTED The Issuer's obligation to repurchase the ETNs is on a weekly basis and is subject to substantial minimum size restrictions. IMAGE OMITTED You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs. Early repurchase will be subject to a repurchase fee. IMAGE OMITTED Potential Conflicts: we and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs. IMAGE OMITTED The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant market making supplement. Back to Top Disclaimer SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, market making supplement and term sheet if you so request by calling toll-free 800-576-3529. To the extent there are any inconsistencies between this website and the relevant market making supplement, the relevant market making supplement, including any hyperlinked information, shall supersede this website. Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters. IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain. "The Alerian MLP Index and Alerian MLP Total Return Index are trademarks of GKD Index Partners and their use is granted under a license from GKD Index Partners LLC". S&P does not guarantee the accuracy and/or the completeness of the S&P 500R Index or any data included therein and S&P shall have no liability for any errors, omissions or interrruptions therein. S&P makes no warranty, express or implied as to results to be obtained by any person or entity from the use of the S&P 500R Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaimsall warranties of merchantability or fitness for a particular purpose or use with respect to the S & P 500R Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages. "Standard & Poor's," "S&P" and "S&P 500" are trademarks of the McGraw-Hill Companies, Inc. This website is not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of purchasing any of the ETNs. The Dow Jones Industrial AverageSM is a product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC ("CME"). "Dow JonesR", "Dow Jones Industrial AverageSM", "DJIASM" and "Dow Jones Indexes" are service marks of Dow Jones Trademark Holdings, LLC ("Dow Jones"). Dow Jones, CME and their respective affiliates do not:

IMAGE OMITTED Sponsor, endorse, sell or promote the ETNs. IMAGE OMITTED IMAGE OMITTED Recommend that any person invest in the ETNs. IMAGE OMITTED Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the ETNs. IMAGE OMITTED Have any responsibility or liability for the administration, management or marketing of the ETNs. IMAGE OMITTED Consider the needs of the ETNs or the owners of the ETNs in determining, composing or calculating the DJIA or have any obligation to do so. Dow Jones, CME and their respective affiliates will not have any liability in connection with the ETNs. Specifically, IMAGE OMITTED Dow Jones, CME and their respective affiliates do not make any warranty, express or implied, and Dow Jones, CME and their respective affiliates disclaim any warranty about: IMAGE OMITTED The results to be obtained by the ETNs; IMAGE OMITTED The accuracy or completeness of the DJIA or its data; IMAGE OMITTED The merchantability and the fitness for a particular purpose or use of the DJIA or its data; IMAGE OMITTED Dow Jones, CME and/or their respective affiliates will have no liability for any errors, omissions or interruptions in the DJIA or its data; IMAGE OMITTED Under no circumstances will Dow Jones, CME and/or their respective affiliates be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if they know that they might occur. Back to Top Copyright © 2015 JPMorgan Exchange Traded | JPMorgan.com | Terms & Conditions

Equity

MLP

JPMorgan Alerian MLP Index ETN

Overview | Performance | Underlying Index | Yield

Jump To: Footnote | Key Features | Disclaimer

Summary | Analysis & Comparisons

View returns for the last 5 Years OR

Select a Custom time period

From: dd-mmm-yyyy To dd-mmm-yyyy Go

Related Documents

Daily Report

Fact Sheet

Pricing Supplement

As of Date : Oct 30 2015



Performance with hypothetical re-investment of actual coupons1,2
200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
-20%
Nov 10
Nov 11
Nov 12
Nov 13
Nov 14
Selected Start Date: 11-02-2010 Selected End Date: 10-30-2015

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Footnote

1. Performance numbers reflect the actual coupons paid by the ETN. For the purpose of determining the performance we have assumed the coupon payments have been reinvested to purchase additional units of the ETN as of their respective Coupon Ex-Dates. The calculation was performed assuming a starting level of 100% on the date specified as the beginning of the "custom time period" selected above. Historical performance of the ETNs is not indicative of future performance. Your payment at maturity or upon early repurchase of the ETNs, as more fully described in the relevant pricing supplement, is based on the VWAP Level of the Alerian MLP Index. In addition, your payment at maturity for each ETN will not reflect the reinvestment of coupons. Instead. as long as you hold the ETNs, you will receive a quarterly coupon whose amount is variable.

2. The coupons paid on the ETNs are based on the cash distributions, if any, paid on the underlying MLPs, less the Accrued Tracking Fee. The coupons are variable and may be zero.

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Key Features

Main Risks:

- The ETNs may result in a loss.
- The ETNs are exposed to the credit risk of JPMorgan Chase & Co.
- The ETNs may not have an active trading market and may not continue to be listed over their term
- The Intraday Intrinsic Value and Daily Note Value are not the same as the closing price or any other trading price of the notes in the secondary market.
- The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to its IIV. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. ETN investors should always consult their advisors before purchasing or selling ETNs, particularly ETNs trading at a premium over their IIV.
- The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index and not on the closing level of the Index and not to the published Intraday Intrinsic Note Value. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV or any trading price on the secondary market.
- The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.
- The Issuer's obligation to repurchase the ETNs is on a weekly basis and is subject to substantial minimum size restrictions
- You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs.
- Potential Conflicts: we and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs.
- The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant pricing supplement.

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Disclaimer

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, market supplement and term sheet if you so request by calling toll-free 800-576-3529.
To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

"Alerian MLP Select Index, Alerian MLP Select Total Return Index, Alerian MLP Index and Alerian MLP Total Return Index are trademarks of GKD Index partners, LLC".

Equity

MLP

JPMorgan Alerian MLP Index ETN

Overview Performance Underlying Index Yield

Jump To: Footnote | Key Features | Disclaimer

Alerian MLP Index

The Alerian MLP Index (the "Index") is a market-cap weighted, float-adjusted index created to provide a comprehensive benchmark for investors to track the performance of the energy MLP sector. The Index components are selected by Alerian. Alerian is a registered investment advisor that exclusively manages portfolios focused on midstream energy MLPs

Related Documents

- Daily Report
- Fact Sheet
- Pricing Supplement

Index Performance

3 Month Return	1 Yr Return	3 Yr Return Annualized	Standard Deviation
-11.68%	-30.08%	-0.88%	20.02%

View data for 5 Years OR

Select a Custom time period

From: dd-mmm-yyyy To dd-mmm-yyyy Go

As of Date : Oct 30 2015

Index Levels[1,2,3]


200
180
160
140
120
100
Nov 10
Nov 11
Nov 12
Nov 13
Nov 14

Selected Start Date: 11-02-2010 Selected End Date: 10-30-2015

Top 10 Index Components

Underlying Index	Underlying Ticker	Weight
Enterprise Products Partners L	EPD	16.66
Sunoco Logistics Partners	SXL	3.0
Plains All American Pipeline L	PAA	7.4
Energy Transfer Partners LP	ETP	10.7
Magellan Midstream Partners	MMP	7.5
Targa Resources Partners	NGLS	2.8
Embridge Entergy Partners LP	EEP	3.2
Buckeye Partners LP	WPZ	4.2
MarkWest Energy Partners LP	MWE	6.3

As of: June 30, 2015

Footnote

1. Sources: Reuters, JPMorgan. The values are calculated as of the date shown above. The returns indicated reflect the percentage change over the specified period ending on the date shown above and are annualized where indicated. The standard deviation and correlation are based on daily logarithmic returns over the past 3 years. Compared to arithmetic returns, logarithmic returns are lower for positive returns and have higher magnitude for negative returns. However, for small return calculations, such as the daily returns set forth in the charts above, the difference is expected to be minimal.The returns, standard deviations and correlations are provided for informational purposes only. Correlation refers to correlation of the relevant index to the Alerian MLP Index. **The returns are total returns for all the indices which reflect the performance of each index, including dividends, but do not include the Tracking Fee, the repurchase fee or any transaction costs or expenses.** Historical performance of the Index is not indicative of future performance of the Index or the ETNs. There is no guarantee that the Index or the ETNs will outperform any alternate investment strategy.

2. Sources: Reuters, JPMorgan. As of the date shown above. The Index was calculated based on a level equal to 100 on the date specified as the beginning of the "custom time period" selected above. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. Fluctuations in the Index may be more or less than that for the value of the ETNs. **All returns displayed above reflect the index performance including dividends, and are calculated without deducting the Accrued Tracking Fee, the repurchase fee or any applicable transaction fees**. There is no guarantee that the Index or the ETNs will outperform any alternative investment strategy. Your repurchase fee, payment at maturity or upon early repurchase of the ETNs, as more fully described in the relevant market making supplement, is based on the VWAP Level of the Alerian MLP Index which excludes dividends. The VWAP Level of the Index will most likely differ from its closing level.

3. Source: Alerian.

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IMAGE OMITTEDKey Features Main Risks: IMAGE OMITTED The ETNs may result in a loss. IMAGE OMITTED The ETNs are exposed to the credit risk of JPMorgan Chase & Co. IMAGE OMITTED The ETNs may not have an active trading market and may not continue to be listed over their term IMAGE OMITTED The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to its IIV. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. ETN investors should always consult their advisors before purchasing or selling ETNs, particularly ETNs trading at a premium over their IIV. IMAGE OMITTED The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index and not on the closing level of the Index. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV. IMAGE OMITTED The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase. IMAGE OMITTED The Issuer's obligation to repurchase the ETNs is on a weekly basis and is subject to substantial minimum size restrictions. IMAGE OMITTED Potential Conflicts: we and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs. IMAGE OMITTED You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs. IMAGE OMITTED The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant pricing supplement. Back to Top Disclaimer SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, market making supplement and term sheet if you so request by calling toll-free 800-576-3529. To the extent there are any inconsistencies between this website and the relevant market making supplement, the relevant market making supplement, including any hyperlinked information, shall supersede this website. Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters. IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain. Back to Top Copyright © 2015 JPMorgan Exchange Traded | JPMorgan.com | Terms & Conditions

Equity

MLP

JPMorgan Alerian MLP Index ETN

Overview Performance Underlying Index Yield

Jump To: Footnote | Key Features | Disclaimer

JPMorgan Alerian MLP Index ETN

Related Documents

- Daily Report
- Fact Sheet
- Pricing Supplement

Alerian MLP Index Exchange Traded Notes ("ETNs") provide investors a way to gain exposure to midstream energy MLPs. The ETNs pay a variable quarterly coupon linked to the cash distributions paid on the MLPs in the index, less accrued tracking fees[1]. The ETN coupons are reported on Form 1099s and therefore eliminate the administrative burden associated with K-1 forms. Investors can trade the ETNs on the NYSE, Arca exchange or receive a cash payment at the scheduled maturity or upon early repurchase[2], based on the performance of the index less accrued tracking fees and, if applicable, the repurchase fee. The ETNs are senior, unsecured obligations of JPMorgan Chase & Co.

ETN Size Limitation

The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to the indicative note value. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. We issued the remaining 11,050,000 ETNs authorized for issuance on June 19, 2012.

From: 02-Nov-2010 To 02-Nov-2015 Go

As of Date : Oct 30 2015


ETN Yield
Coupon Amount per Note ($)
Current Yield (%)
1
0.8
0.6
0.4
0.2
0
7
6.6
6.2
5.8
5.4
5
4.6
4.2
3.8
3.4
Dec 10
Sep 11
Jun 12
Mar 13
Dec 13
Sep 14
Sep 15
Coupon Amount per Note ($)
Current Yield (%)

Historical Coupon Amounts

Sr.	Declaration Date	Ex-Date	Record Date	Payment Date	Coupon Amount per Note $[3]	Current Yield %[4]
1	20 Aug 2015	26 Aug 2015	28 Aug 2015	08 Sep 2015	.5722	6.3
2	18 Feb 2015	26 Feb 2015	02 Mar 2015	10 Mar 2015	.5882	5.1
3	19 Nov 2014	26 Nov 2014	01 Dec 2014	09 Dec 2014	0.598	4.7
4	20 Aug 2014	26 Aug 2014	28 Aug 2014	08 Sep 2014	0.5833	4.4
5	16 May 2014	27 May 2014	29 May 2014	06 Jun 2014	0.5810	4.7
6	19 Feb 2014	27 Feb 2014	03 Mar 2014	11 Mar 2014	0.5655	4.8
7	18 Nov 2013	26 Nov 2013	29 Nov 2013	09 Dec 2013	0.5787	5.0
8	16 Aug 2013	26 Aug 2013	28 Aug 2013	06 Sep 2013	0.5591	4.9
9	17 May 2013	24 May 2013	29 May 2013	06 Jun 2013	0.5378	4.6
10	19 Feb 2013	27 Feb 2013	01 Mar 2013	11 Mar 2013	0.5131	4.7
11	19 Nov 2012	27 Nov 2012	29 Nov 2012	07 Dec 2012	0.5225	5.6
12	16 Aug 2012	24 Aug 2012	28 Aug 2012	06 Sep 2012	0.5092	5.2
13	23 May 2012	24 May 2012	29 May 2012	06 Jun 2012	0.5187	5.5
14	16 Feb 2012	27 Feb 2012	29 Feb 2012	08 Mar 2012	0.4729	4.6
15	17 Nov 2011	25 Nov 2011	29 Nov 2011	07 Dec 2011	0.4897	5.3
16	19 Aug 2011	24 Aug 2011	26 Aug 2011	06 Sep 2011	0.4845	5.6
17	20 May 2011	25 May 2011	27 May 2011	07 Jun 2011	0.4865	5.3
18	18 Feb 2011	25 Feb 2011	01 Mar 2011	09 Mar 2011	0.4440	4.6
19	18 Nov 2010	24 Nov 2010	29 Nov 2010	07 Dec 2010	0.4522	5.0
20	18 Aug 2010	25 Aug 2010	27 Aug 2010	07 Sep 2010	0.4509	5.5
21	18 May 2010	26 May 2010	28 May 2010	08 Jun 2010	0.4481	6.0

Historical Coupon Amounts

Sr.	Declaration Date	Ex-Date	Record Date	Payment Date	Coupon Amount per Note $[3]	Current Yield %[4]
22	19 Feb 2010	25 Feb 2010	01 Mar 2010	09 Mar 2010	0.4428	6.0
23	18 Nov 2009	25 Nov 2009	30 Nov 2009	08 Dec 2009	0.4431	6.7
24	19 Aug 2009	26 Aug 2009	28 Aug 2009	08 Sep 2009	0.4361	7.3
25	26 May 2009	27 May 2009	29 May 2009	08 Jun 2009	0.4507	8.2

Footnote

1. The "Accrued Tracking Fee" for a given coupon period, as more fully described in the relevant market making supplement, represents an amount equal to the Tracking Fee of 0.85% per annum accrued for that coupon period multiplied by the Daily Note Value [5] on the Index Business Day prior to the date of determination, plus the aggregate amounts, if any, by which the previous Accrued Tracking Fees have exceeded the cash distributions, if any, made by the underlying MLPs.

2. Investors may request on a weekly basis that the Issuer repurchase a minimum of 50,000 notes prior to the maturity date, subject to the procedures described in the relevant market making supplement. Early repurchases will be subject to a **Repurchase Fee of 0.125%**, as further described in the relevant market making supplement.

3. The Coupon Amount per Note is as defined in the relevant market making supplement for the ETNs. The coupons are based on the cash distributions, if any, paid on the underlying MLPs, less the Accrued Tracking Fee. The coupons are variable and may be zero.

4. "Current Yield" equals the current Coupon Amount annualized and divided by the relevant closing price of the Notes, rounded to one decimal place for ease of analysis. Except for the coupon determined in May 2009, the relevant closing price is the closing price of the Notes referenced in the coupon declaration press release issued for that coupon. For the coupon determined in May 2009 the relevant closing price is the closing price of the Notes on the trading day immediately preceding that Declaration Date.

5. The Daily Note Value reflects the cumulative performance of the VWAP level of the index since April 1, 2009

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Key Features

Main Risks:

- The ETNs may result in a loss.
- The ETNs are exposed to the credit risk of JPMorgan Chase & Co.
- The ETNs may not have an active trading market and may not continue to be listed over their term
- The Intraday Intrinsic Note value and Daily Note Value are not the same as the closing price or any other trading price of the ETNs in the secondary market.
- The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to its IIV. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. ETN investors should always consult their advisors before purchasing or selling ETNs, particularly ETNs trading at a premium over their IIV.
- The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index and not on the closing level of the Index and not to the published Intraday Intrinsic Note Value. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV or any trading price in the secondary market.
- The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.
- Potential conflicts: We and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs.
- The Issuer's obligation to repurchase the ETNs is on a weekly basis and is subject to substantial minimum size restrictions
- You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs.
- The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant market making supplement.

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Disclaimer

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, market making supplement and term sheet if you so request by calling toll-free 800-576-3529.
To the extent there are any inconsistencies between this website and the relevant market making supplement, the relevant market making supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

"The Alerian MLP Index and Alerian MLP Total Return Index are trademarks of Alerian and their use is granted under a license from GKD Index Partners, LLC".

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